UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

Commission File Number: 000-55843

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0806545
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550

San Jose, CA 95131 USA

(408) 324-0588

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 31, 2018 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2018. Present at the Annual Meeting in person or by proxy were holders representing 14,746,904 shares of common stock, representing 86.12% of a total of 17,124,353 shares of common stock outstanding and entitled to vote at the Annual Meeting.

In accordance with the Japanese depositary shares (“JDSs”) trust agreement, shares of common stock are to be voted by brokers upon receipt of specific instructions from individual JDSs holders. If specific instructions are not received, the shares of common stock are presented as “Broker Non-Votes”.

Proposal 1. Election of Directors. The Company’s stockholders elected six directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

Proposal	Votes For	Votes Withheld
Fumihiro Kozato	11,128,008	5,900
Dr. Feng Kuo, Ph.D.	11,128,108	5,800
Fun-Kai Liu	11,128,208	5,700
Koji Mori	11,129,208	4,700
Robert Cochran	11,128,008	5,900
Dr. Yaichi Aoshima, Ph.D.	11,128,208	5,700

There were 3,612,996 broker non-votes for Proposal 1.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal	For	Against	Abstain	Broker Non-Votes
Proposal 2	11,150,608	3,900	3,300	3,589,096

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Techpoint, Inc.

Date: June 6, 2018	By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer (Principal Executive Officer)

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